For Period ended 05/31/18                           Series: ALL
File Number 811-7852

Sub-Item 77D(a): Policies with respect to security investments
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                  USAA MUTUAL FUNDS TRUST
               SUPPLEMENT DATED MAY 4, 2018
        TO THE STATEMENT OF ADDITIONAL INFORMATION
                  DATED OCTOBER 1, 2017
      AS SUPPLEMENTED MARCH 21, 2018, AND NOVEMBER 1, 2017


Precious Metals and Minerals Fund Shares (USAGX)
Precious Metals and Minerals Fund Institutional Shares (UIPMX)
Precious Metals and Minerals Fund Adviser Shares (UPMMX)
Emerging Markets Fund Shares (USEMX)
Emerging Markets Fund Institutional Shares (UIEMX)
Emerging Markets Fund Adviser Shares (UAEMX)
Treasury Money Market Trust (UATXX)
International Fund Shares (USIFX)
International Fund Institutional Shares (UIIFX)
International Fund Adviser Shares (UAIFX)
World Growth Fund Shares (USAWX)
World Growth Fund Institutional Shares (UIWGX)
World Growth Fund Adviser Shares (USWGX)
Government Securities Fund Shares (USGNX)
Government Securities Fund Institutional Shares (UIGSX)
Government Securities Fund Adviser Shares (UAGNX)
Government Securities Fund R6 Shares (URGSX)
Managed Allocation Fund (UMAFX)
Cornerstone Conservative Fund (USCCX)
Cornerstone Moderately Conservative Fund (UCMCX)
Cornerstone Moderate Fund (USBSX)
Cornerstone Moderately Aggressive Fund (USCRX)
Cornerstone Aggressive Fund (UCAGX)
Cornerstone Equity Fund (UCEQX)


This Supplement updates certain information contained in the above-referenced Statement of Information.

The disclosure found on page 29 referencing Taxable Municipal
Bonds hereby is deleted and replaced with the following:

Taxable Municipal Bonds

Each Fund may invest in taxable municipal bonds (the interest on which is includable in gross income for federal income tax purposes). There are situations in which a governmental issuer will sell taxable municipal bonds because the federal government will not subsidize the financing of certain activities that do not provide a significant benefit to the general public. Taxable municipals offer yields more comparable to those of other taxable sectors, such as corporate bonds or bonds issued by U.S. governmental agencies, than to those of tax-exempt municipals. Usually, interest on a long-term bond is paid semiannually, while interest on short-term notes is paid at maturity.


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